1 Earnings Release and Supplemental Report first quarter 2018 Cypress MOB Cypress, TX

2 Earnings Release 3 Overview 8 Consolidated Financial Statements 9 Portfolio Summary 13 Same Property Portfolio 15 Capitalization and Indebtedness 16 Investment Summary 19 Developments and Redevelopments 20 Capital Expenditures 22 Portfolio Diversification 23 Expirations and Maturities 25 Triple-net Master Lease Profile 26 Portfolio Senior Housing Triple-net 27 Senior Housing Operating Portfolio 30 Life Science 34 Medical Office 37 Other 40 Guidance 46 Glossary and Debt Ratios 47 Company Information 53 Forward-Looking Statements & Risk Factors 54 Discussion and Reconciliation of Non-GAAP Financial Measures TABLE OF Contents

HCP Announces Results for the Quarter Ended March 31, 2018

IRVINE, CA, May 3, 2018 -- HCP, Inc. (NYSE:HCP) announced results for the first quarter ended March 31, 2018.

FIRST QUARTER 2018 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

- Net income, FFO and FFO as adjusted per common share were $0.08, $0.47 and $0.48, respectively
- Announced transaction to exit U.K. holdings; initial transaction structured as joint venture with exit rights to sell remaining interest by no later than 2020
- Completed sale of six assets to Brookdale Senior Living, Inc. ("Brookdale") for $275 million
- As previously announced, agreed to transition 24 assets to Atria Senior Living ("Atria"); 13 assets transitioned to date
- As previously announced, closed on the sale of our Tandem mezzanine loan investment for $112 million
- Completed 150,000 square feet of leasing at our $62 million Ridgeview development, bringing the project to 100% leased
- Scott Brinker joined HCP as Executive Vice President and Chief Investment Officer
- Appointed two new independent directors; Brian Cartwright named Chairman of the Board
- Published our 7th annual Sustainability Report, a comprehensive assessment highlighting our Environmental, Social and Governance ("ESG") goals and achievements
- Reaffirmed full-year 2018 FFO as adjusted and SPP Cash NOI guidance ranges

FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017		
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share	Per Share Change
Net income (loss)	**$ 39,841**	**$ 0.08**	**$ 460,375**	**$ 0.97**	**$ (0.89)**
FFO	**$ 219,434**	**$ 0.47**	**$ 288,249**	**$ 0.61**	**$ (0.14)**
Transaction-related items	1,942	—	1,057	—	—
Other impairments (recoveries), net[(1)]	(3,298)	(0.01)	(50,895)	(0.10)	0.09
Severance and related charges[(2)]	8,738	0.02	—	—	0.02
Litigation costs	406	—	1,838	—	—
Foreign currency remeasurement losses (gains)	130	—	(77)	—	—
FFO as adjusted	**$ 227,352**	**$ 0.48**	**$ 240,172**	**$ 0.51**	**$ (0.03)**
FAD	**$ 201,736**		**$ 218,555**		

(1) For the three months ended March 31, 2018, represents the impairment recovery upon sale of our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan") in March 2018. For the three months ended March 31, 2017, represents the impairment recovery upon the sale of our Four Seasons Health Care senior notes in the first quarter of 2017.

(2) For the three months ended March 31, 2018, relates to the departure of our former Executive Chairman, including $6 million of cash severance and $3 million of equity award vestings.

FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See "March 31, 2018 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

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SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The tables below outline the year-over-year three-month SPP Cash NOI growth and the components of our senior housing operating portfolio ("SHOP") SPP Cash NOI growth for the first quarter:

Three-Month SPP Cash NOI Growth	
Senior housing triple-net	0.5%
SHOP	(6.4%)
Life science	0.4%
Medical office	1.6%
Other non-reportable segments ("Other")	1.2%
Total Portfolio	**(0.2%)**

Components of SHOP SPP Cash NOI Growth

	Core Portfolio(1)	Transition/Sale Portfolio(2)	Total
Property count	35	34	69
SPP Cash NOI Growth	(0.6%)	(12.3%)	(6.4%)

(1) Includes 18 properties managed by Brookdale and 17 properties managed by five operators that are not expected to undergo a transition or sale during 2018.

(2) Represents properties managed by Brookdale that have transitioned or are expected to transition to new operators or sell in 2018.

TRANSACTION UPDATES

U.K. PORTFOLIO TRANSACTION

In May, we entered into definitive agreements with an institutional investor to create a joint venture through which we will sell a 51% interest in our U.K. holdings based on a total portfolio value of £394 million. We expect to receive approximately £315 million of proceeds inclusive of the sale of our 51% interest and third party property-level debt. As part of the agreement, we have the ability to sell our remaining 49% interest in the joint venture to the institutional investor by no later than 2020.

ACQUISITION AND DISPOSITION TRANSACTIONS WITH BROOKDALE

In November 2017, we announced a series of acquisitions and dispositions between HCP and Brookdale. To date, we have closed the following transactions:

- We sold the first of six assets to Brookdale for $32 million in January 2018 and the remaining five assets for $243 million in April 2018.
- We acquired Brookdale's 10% interest in the RIDEA III joint venture for $32 million in December 2017 and Brookdale's 10% interest in the RIDEA I joint venture for $63 million in March 2018.

OPERATOR TRANSITIONS

In March, we announced an agreement to transition management of a portfolio of 24 HCP-owned senior housing communities from Brookdale to Atria. We have completed transitions on 13 communities and expect the remainder of the properties to transition during the second quarter, subject to obtaining the required regulatory approvals. Additionally, we transitioned one community to another existing operator, Sonata Senior Living ("Sonata").

In addition to Atria and Sonata, we are finalizing agreements with other operators to transition additional Brookdale managed communities and anticipate completing these transitions during 2018.

TANDEM DEBT INVESTMENT

As previously announced, in March, we sold our Tandem Mezzanine Loan investment for $112 million resulting in an impairment recovery of $3 million. This disposition ends our exposure to both stand-alone post-acute/skilled-nursing assets and highly-leveraged mezzanine investments.

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5 DEVELOPMENT UPDATES HAYDEN LEASING AND DEVELOPMENT Since acquiring the Hayden Research Campus ("Hayden") in December 2017, leasing velocity has been strong with the two-building life science campus now 97% leased, up from 66% at the time of acquisition. The new tenants are a combination of venture-backed early-stage and publicly-traded mid-stage biotechnology companies, both of which are expanding from their current locations in the Cambridge and suburban Boston submarkets. Given strong market fundamentals, in March we acquired development rights at Hayden for $21 million. The planned 214,000 square foot Class A development will enhance our scale in a leading life science market. RIDGEVIEW In April, we signed two leases totaling 150,000 square feet with General Atomics, a major defense contractor headquartered in San Diego, at our Ridgeview development located in the San Diego suburb of Poway, California. The $62 million, 300,000 square foot development is now 100% leased to General Atomics. BALANCE SHEET At March 31, 2018, we had $1.0 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility. Additionally, we have no major senior notes or secured debt maturities until 2019. On April 6, 2018, we repaid $290 million on our credit facility, primarily using proceeds from asset sales to Brookdale. EXECUTIVE LEADERSHIP AND BOARD OF DIRECTORS Scott Brinker joined HCP as Executive Vice President and Chief Investment Officer, effective March 1, 2018. As previously announced, HCP appointed Lydia Kennard and Kent Griffin as new independent directors and named Brian Cartwright Chairman of the Board. A copy of the press release is available in the Investor Relations section of our website at http://ir.hcpi.com.   DIVIDEND On April 26, 2018, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on May 22, 2018 to stockholders of record as of the close of business on May 7, 2018.   SUSTAINABILITY In April, we published our 7th annual Corporate Sustainability Report highlighting the environmental, social, and governance aspects of our operations. More information about HCP's sustainability efforts, including a link to our Sustainability Report, can be found on our website at www.hcpi.com/sustainable-growth.

6 (1) Effective 2018, unconsolidated joint ventures, including our CCRC joint venture, were removed from our same property portfolio in order to better align with how management views our business. COMPANY INFORMATION HCP has scheduled a conference call and webcast for Thursday, May 3, 2018, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended March 31, 2018. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 0310687. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. Through May 18, 2018, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10118904. Our Supplemental Report for the current period is available, with this earnings release, in the Investor Relations section of our website. ABOUT HCP HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com.   2018 GUIDANCE For full year 2018, we are reaffirming the following guidance ranges: • Net income per share of $0.79 to $0.85 • FFO per share of $1.73 to $1.79 • FFO as adjusted per share of $1.77 to $1.83 • SPP Cash NOI to increase 0.25% to 1.75% These estimates do not reflect the potential impact from any unannounced future transactions other than capital recycling activities. For additional detail, assumptions, and information regarding these estimates, refer to the “Projected Full Year 2018 SPP Cash NOI” table below, the 2018 Guidance section of our corresponding Supplemental Report, and Discussion and Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://ir.hcpi.com. Projected Full Year 2018 SPP Cash NOI(1) Low High Senior housing triple-net 0.50% 1.50% SHOP (4.00%) 0.00% Life science 0.25% 1.25% Medical office 1.75% 2.75% Other 0.50% 1.50% SPP Growth 0.25% 1.75%

7 FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) all statements under the heading “2018 Guidance,” including without limitation with respect to expected net income, FFO per share, FFO as adjusted per share, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected Full Year 2018 SPP Cash NOI” table in this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the headings "Transaction Updates" and "Development Updates." Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.       CONTACT   Andrew Johns Vice President – Finance and Investor Relations 949-407-0400

The Numbers

Overview[1]

As of and for the quarter ended March 31, 2018, dollars, square feet and shares in thousands, except per share data

	1Q18	Full Year 2018 Guidance (May 3, 2018)[2]
Financial Metrics		
Diluted earnings per common share	$0.08	$0.79 - $0.85
Diluted FFO per common share	$0.47	$1.73 - $1.79
Diluted FFO as adjusted per common share	$0.48	$1.77 - $1.83
Dividends per common share	$0.37	$1.48
Rental and related revenues	$472,832	
NOI	$300,280	
Cash NOI	$290,593	
Portfolio Income[3]	$318,695	
Same Property Portfolio Cash NOI Growth		
Senior housing triple-net	0.5%	0.50% - 1.50%
SHOP	(6.4%)	(4.00%) - 0.00%
Life science	0.4%	0.25% - 1.25%
Medical office	1.6%	1.75% - 2.75%
Other	1.2%	0.50% - 1.50%
Total	**(0.2%)**	**0.25% - 1.75%**

	1Q18
Capitalization	
Common stock outstanding and DownREIT units	476,342
Total Market Equity	$ 11,065,425
Enterprise Debt	$ 8,316,600

	1Q18
Debt Ratios	
Financial Leverage	45.9%
Secured Debt Ratio	1.7%
Net Debt to Adjusted EBITDA	6.7x
Adjusted Fixed Charge Coverage	3.8x

	Property Count	Capacity		Occupancy
Portfolio Statistics				
Senior housing triple-net	181	18,331	Units	86.2%
SHOP	100	13,580	Units	85.5%
Life science	131	7,782	Sq. Ft.	93.4%
Medical office	254	18,472	Sq. Ft.	92.0%
Other	167 [4]	N/A		N/A
Total	**833**	N/A		N/A

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) The current guidance has not changed from the February 13, 2018 guidance.

(3) Includes our share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(4) Effective this quarter, our 84 properties in unconsolidated JVs are reported in the Other non-reportable segment. The unconsolidated JVs include 49 assets in our RIDEA II JV that are held for sale, 15 assets in our CCRC JV, 10 assets in our Other SHOP JV portfolio, 4 life science assets, 3 medical office buildings and 3 post/acute skilled facilities. See page 43 for further details.

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9 March 31, 2018 December 31, 2017 Assets Real estate: Buildings and improvements $ 11,532,338 $ 11,239,732 Development costs and construction in progress 344,948 447,976 Land 1,808,210 1,785,865 Accumulated depreciation and amortization (2,826,325) (2,741,695) Net real estate 10,859,171 10,731,878 Net investment in direct financing leases 713,463 714,352 Loans receivable, net 47,012 313,326 Investments in and advances to unconsolidated joint ventures 863,775 800,840 Accounts receivable, net of allowance of $4,516 and $4,425, respectively 51,468 40,733 Cash and cash equivalents 86,021 55,306 Restricted cash 31,947 26,897 Intangible assets, net 395,298 410,082 Assets held for sale, net 436,155 417,014 Other assets, net 583,261 578,033 Total assets $ 14,067,571 $ 14,088,461 Liabilities and Equity Bank line of credit $ 1,092,357 $ 1,017,076 Term loan 236,878 228,288 Senior unsecured notes 6,398,976 6,396,451 Mortgage debt 143,524 144,486 Other debt 93,856 94,165 Intangible liabilities, net 52,576 52,579 Liabilities of assets held for sale, net 8,564 14,031 Accounts payable and accrued liabilities 391,942 401,738 Deferred revenue 167,975 144,709 Total liabilities 8,586,648 8,493,523 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 469,725,220 and 469,435,678 shares issued and outstanding, respectively 469,725 469,436 Additional paid-in capital 8,183,166 8,226,113 Cumulative dividends in excess of earnings (3,425,293) (3,370,520) Accumulated other comprehensive income (loss) (21,307) (24,024) Total stockholders' equity 5,206,291 5,301,005 Joint venture partners 97,744 117,045 Non-managing member unitholders 176,888 176,888 Total noncontrolling interests 274,632 293,933 Total equity 5,480,923 5,594,938 Total liabilities and equity $ 14,067,571 $ 14,088,461 HCP, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)

10 HCP, Inc. Consolidated Statements of Operations In thousands, except per share data (unaudited)   Three Months Ended March 31, 2018 2017 Revenues: Rental and related revenues $ 279,578 $ 286,218 Tenant recoveries 37,174 33,675 Resident fees and services 142,814 140,232 Income from direct financing leases 13,266 13,712 Interest income 6,365 18,331 Total revenues 479,197 492,168 Costs and expenses:     Interest expense 75,102 86,718 Depreciation and amortization 143,250 136,554 Operating 172,552 159,081 General and administrative 29,175 22,478 Transaction costs 2,195 1,057 Total costs and expenses 422,274 405,888 Other income (expense):     Gain (loss) on sales of real estate, net 20,815 317,258 Other income (expense), net (40,407) 51,208 Total other income (expense), net (19,592) 368,466 Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures 37,331 454,746 Income tax benefit (expense) 5,336 6,162 Equity income (loss) from unconsolidated joint ventures 570 3,269 Net income (loss) 43,237 464,177 Noncontrolling interests' share in earnings (3,005) (3,032) Net income (loss) attributable to HCP, Inc. 40,232 461,145 Participating securities' share in earnings (391) (770) Net income (loss) applicable to common shares $ 39,841 $ 460,375 Earnings per common share:     Basic $ 0.08 $ 0.98 Diluted $ 0.08 $ 0.97 Weighted average shares outstanding: Basic 469,557 468,299 Diluted 469,695 475,173

11 HCP, Inc.   Funds From Operations In thousands, except per share data (unaudited) Three Months Ended March 31, 2018 2017 Net income (loss) applicable to common shares $ 39,841 $ 460,375 Real estate related depreciation and amortization 143,250 136,554 Real estate related depreciation and amortization on unconsolidated joint ventures 17,388 15,039 Real estate related depreciation and amortization on noncontrolling interests and other (2,543) (3,972) Other depreciation and amortization 1,296 3,010 Loss (gain) on sales of real estate, net (20,815) (317,258) Loss (gain) upon consolidation of real estate, net(1) 41,017 — Taxes associated with real estate dispositions(2) — (5,499) FFO applicable to common shares 219,434 288,249 Distributions on dilutive convertible units — 2,803 Diluted FFO applicable to common shares $ 219,434 $ 291,052 Diluted FFO per common share $ 0.47 $ 0.61 Weighted average shares outstanding - diluted FFO 469,695 475,173 Impact of adjustments to FFO: Transaction-related items $ 1,942 $ 1,057 Other impairments (recoveries), net(3) (3,298) (50,895) Severance and related charges(4) 8,738 — Litigation costs 406 1,838 Foreign currency remeasurement losses (gains) 130 (77) Total adjustments 7,918 (48,077) FFO as adjusted applicable to common shares 227,352 240,172 Distributions on dilutive convertible units and other 1,711 2,877 Diluted FFO as adjusted applicable to common shares $ 229,063 $ 243,049 Diluted FFO as adjusted per common share $ 0.48 $ 0.51 Weighted average shares outstanding - diluted FFO as adjusted 474,363 475,173 (1) For the three months ended March 31, 2018, represents the loss on consolidation of seven U.K. care homes. (2) For the three months ended March 31, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. (3) For the three months ended March 31, 2018, represents the impairment recovery upon sale of our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan") in March 2018. For the three months ended March 31, 2017, represents the impairment recovery upon the sale of our Four Seasons Health Care senior notes in the first quarter of 2017. (4) For the three months ended March 31, 2018, relates to the departure of our former Executive Chairman, including $6 million of cash severance and $3 million of equity award vestings.

12 HCP, Inc.  Funds Available for Distribution  In thousands (unaudited) Three Months Ended March 31, 2018 2017 FFO as adjusted applicable to common shares $ 227,352 $ 240,172 Amortization of deferred compensation(1) 3,420 3,765 Amortization of deferred financing costs 3,336 3,858 Straight-line rents (10,686) (7,396) FAD capital expenditures(2) (19,118) (22,077) Lease restructure payments 299 540 CCRC entrance fees(3) 3,027 3,649 Deferred income taxes (2,140) (2,374) Other FAD adjustments (3,754) (1,582) FAD applicable to common shares 201,736 218,555 Distributions on dilutive convertible units — 2,803 Diluted FAD applicable to common shares $ 201,736 $ 221,358 (1) Excludes $3 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Chairman, which is included in severance and related charges for the three months ended March 31, 2018. (2) Excludes our share of recurring capital expenditures, leasing costs, and tenant and capital improvements from unconsolidated joint ventures (reported in "Other FAD adjustments"). (3) Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

Portfolio Summary

As of and for the quarter ended March 31, 2018, dollars in thousands

	Property Count	Age	Portfolio Investment	Portfolio Income	Private Pay %[1]
Wholly Owned Property Portfolio					
Senior housing triple-net	181	20	$ 3,572,999	$ 71,379	93.0
SHOP	100	22	2,600,444	41,317	97.0
Life science	120	21	4,186,495	74,062	100.0
Medical office	249	22	4,191,450	76,168	100.0
Other	83	32	1,088,829	27,668	80.4
	733	**22**	**$ 15,640,218**	**$ 290,593**	**96.0**
Debt Investments					
Other	—	N/A	$ 65,826	$ 6,365	—
Developments					
Life science	8	N/A	$ 193,353	$ —	—
Redevelopments					
Life science	3	N/A	$ 72,161	$ —	—
Medical office	5	N/A	84,120	—	—
	8	**N/A**	**$ 156,280**	**$ —**	**—**
Total					
Senior housing triple-net	181	20	$ 3,572,999	$ 71,379	93.0
SHOP	100	22	2,600,444	41,317	97.0
Life science	131	21	4,452,009	74,062	100.0
Medical office	254	22	4,275,570	76,168	100.0
Other	83	32	1,154,656	34,033	80.4
	749	**22**	**$ 16,055,677**	**$ 296,958**	**96.0**
HCP's Share of Unconsolidated JVs[2]					
Other[3]	84	23	$ 1,375,484	$ 21,737	84.4
Total Portfolio	**833**	**22**	**$ 17,431,161**	**$ 318,695**	**95.0**

PORTFOLIO INCOME



UK 3%
Unconsolidated JVs 7%
Debt Investments 2%
Hospitals 6%
SHOP 13%
Medical office 24%
$318.7M
N³
Senior housing triple-net 22%
Life science 23%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.

(2) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

(3) Effective this quarter, our 84 properties in unconsolidated JVs are reported in the Other non-reportable segment. The unconsolidated JVs include 49 assets in our RIDEA II JV that are held for sale, 15 assets in our CCRC JV, 10 assets in our Other SHOP JV portfolio, 4 life science assets, 3 medical office buildings and 3 post/acute skilled facilities. See page 43 for further details.

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14 NOI and Cash NOI Summary For the quarter ended March 31, 2018, dollars in thousands NOI SUMMARY Rental and Operating Revenues Operating Expenses NOI Wholly-Owned Senior housing triple-net $ 74,289 $ (1,045) $ 73,243 SHOP 144,670 (101,746) 42,925 Life science 99,622 (21,809) 77,813 Medical office 123,935 (46,696) 77,238 Other 30,316 (1,256) 29,060 $ 472,832 $ (172,552) $ 300,280 CASH NOI SUMMARY Cash Rental and Operating Revenues Cash Operating Expenses Cash NOI Wholly-Owned Senior housing triple-net $ 72,411 $ (1,032) $ 71,379 SHOP 142,318 (101,001) 41,317 Life science 95,852 (21,789) 74,062 Medical office 121,946 (45,779) 76,168 Other 28,924 (1,256) 27,668 $ 461,451 $ (170,858) $ 290,593

Same Property Portfolio

As of March 31, 2018, dollars in thousands

SAME PROPERTY PORTFOLIO RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total Property Count	**181**	**100**	**131**	**254**	**167**	**833**
Unconsolidated JVs[1]	—	—	—	—	(84)	(84)
Acquisitions	—	(2)	(4)	(14)	—	(20)
Assets in Development	—	—	(8)	—	—	(8)
Assets in Redevelopment	—	—	(3)	(5)	—	(8)
Assets held for sale	(2)	(7)	(4)	—	—	(13)
Senior housing triple-net to SHOP conversions	—	(19)	—	—	—	(19)
Completed Developments and Redevelopments	—	(2)	(4)	(10)	—	(16)
Assets impacted by casualty event	—	(1)	—	—	—	(1)
UK consolidation of real estate[2]	—	—	—	—	(7)	(7)
Three-Month SPP Property Count	**179**	**69**	**108**	**225**	**76**	**657**

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	Investment	% of Property Portfolio based on Investment	1Q18	1Q17	SPP NOI	SPP Cash NOI	1Q18	4Q17	SPP NOI	SPP Cash NOI
Senior housing triple-net	179	$ 3,524,509	99	86.4%	87.7%	4.2%	0.5%	86.4%	86.4%	(3)	(6.3%)
SHOP	69	2,010,790	77	86.5%	88.4%	(8.1%)	(6.4%)	86.5%	87.0%	(3)	5.0%
Life science	108	3,192,948	76	94.3%	96.1%	1.2%	0.4%	94.3%	95.6%	(2.3%)	(0.7%)
Medical office	225	3,467,207	83	92.2%	92.6%	1.1%	1.6%	92.2%	92.0%	(0.4%)	(0.7%)
Other	76	969,707	89	N/A	N/A	2.2%	1.2%	N/A	N/A	2.2%	2.1%
Total	**657**	**$ 13,165,161**	**84**			**0.7%**	**(0.2%)**			(3)	**(1.3%)**

(1) Effective this quarter, our 84 properties in unconsolidated JVs are reported in the Other non-reportable segment. The unconsolidated JVs include 49 assets in our RIDEA II JV that are held for sale, 15 assets in our CCRC JV, 10 assets in our Other SHOP JV portfolio, 4 life science assets, 3 medical office buildings and 3 post/acute skilled facilities. See page 43 for further details.

(2) In March 2018, we consolidated seven care homes that were the underlying security for a £105 million bridge loan to Maria Mallaband. These properties are not included in the SPP population as they have not been held in a consistent reporting structure for the full period in both comparison periods.

(3) Not meaningful as 4Q17 includes the following non-cash adjustments related to the Brookdale Transaction: revenue reduction related to lease terminations for senior housing triple-net and operating expense related to management contract terminations for SHOP. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

15

16 Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION March 31, 2018 Shares Value Total Value Common stock (NYSE: HCP) 469,725 $ 23.23 $ 10,911,712 Convertible partnership (DownREIT) units 6,617 23.23 153,713 Total Market Equity 476,342 $ 11,065,425 Consolidated Debt N/A 7,965,591 Total Market Equity and Consolidated Debt 476,342 $ 19,031,016 HCP's share of unconsolidated JV debt N/A 351,009 Total Market Equity and Enterprise Debt 476,342 $ 19,382,025 COMMON STOCK AND EQUIVALENTS Weighted Average Shares Three Months Ended March 31, 2018 Shares Outstanding March 31, 2018 Diluted EPS Diluted FFO Diluted FFO as adjusted Common stock 469,725 469,557 469,557 469,557 Common stock equivalent securities: Restricted stock units 1,787 124 124 124 Dilutive impact of options 14 14 14 14 Convertible partnership (DownREIT) units 6,617 — — 4,668 Total common stock and equivalents 478,143 469,695 469,695 474,363

Indebtedness and Ratios

As of March 31, 2018, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank Line of Credit[1]	Term Loan[2]	Amounts	Rates %[3]	Amounts	Rates %[3]	Consolidated Debt	Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2018	$ —	$ —	$ —	—	$ 2,649	—	$ 2,649	$ 22,079	4.29	$ 24,728	3.83
2019	—	237,175	450,000 [5]	3.95	3,700	—	690,875	17,660	4.21	708,535	3.22
2020	—	—	800,000	2.79	3,758	5.08	803,758	11,726	4.22	815,484	2.82
2021	1,092,357	—	700,000	5.56	11,117	5.26	1,803,474	43,960	4.16	1,847,434	4.01
2022	—	—	900,000	3.93	2,861	—	902,861	15,536	4.42	918,397	3.92
2023	—	—	800,000	4.39	2,993	—	802,993	4,053	3.96	807,046	4.37
2024	—	—	1,150,000	4.17	3,131	—	1,153,131	935	—	1,154,066	4.15
2025	—	—	1,350,000	3.93	3,276	—	1,353,276	18,911	3.87	1,372,187	3.92
2026	—	—	—	—	3,213	3.04	3,213	942	—	4,155	2.35
2027	—	—	—	—	9,247	5.28	9,247	945	—	10,192	4.79
Thereafter	—	—	300,000	6.88	91,759	4.01	391,759	38,006	3.51	429,765	5.97
Subtotal	**$ 1,092,357**	**$ 237,175**	**$ 6,450,000**		**$ 137,704**		**$ 7,917,236**	**$ 174,753**		**$ 8,091,989**	
Other Debt[6]	—	—	—		—		93,856	177,423		271,279	
(Discounts), premium and debt costs, net	—	(297)	(51,024)		5,820		(45,501)	(1,167)		(46,668)	
Enterprise Debt	**$ 1,092,357**	**$ 236,878**	**$ 6,398,976**		**$ 143,524**		**$ 7,965,591**	**$ 351,009**		**$ 8,316,600**	
Weighted average interest rate %	2.99	1.81	4.20		4.18		3.96	4.00		3.96	
Weighted average maturity in years	3.6	0.8	5.6		19.5		5.4	5.2		5.4	

(1) Includes £105 million ($147 million) translated into U.S. dollars ("USD") at March 31, 2018. Our $2.0 billion bank line of credit has the following features: (i) initial maturity date of October 19, 2021 with two six-month committed extension options; (ii) annual interest costs of LIBOR plus 100 basis points and a facility fee of 20 basis points on our current unsecured credit rating; and (iii) inclusion of a $750 million accordion feature which can be used to increase the facility size, subject to securing additional commitments.
(2) Represents £169 million translated into USD at March 31, 2018. Interest accrues at GBP LIBOR plus 115 basis points, subject to adjustments based on our credit rating.
(3) The rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.
(5) $450 million of senior unsecured debt matures February 2019.
(6) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.

17

18 Indebtedness and Ratios As of March 31, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs DEBT STRUCTURE Weighted Average Balance % of Total Interest Rate Years to Maturity Secured Fixed rate $ 185,912 2 4.18% 16.1 Floating rate 126,545 2 3.92% 4.7 Combined $ 312,457 4 4.08% 11.5 Unsecured Fixed rate 6,450,000 80 4.20% 5.6 Floating rate 1,329,532 16 2.78% 3.1 Combined $ 7,779,532 96 3.95% 5.1 Total Fixed rate 6,635,912 82 4.20% 5.9 Floating rate 1,456,077 18 2.88% 3.2 Combined $ 8,091,989 100 3.96% 5.4 Other debt(1) 271,279 (Discounts), premiums and debt costs, net (46,668) Enterprise Debt $ 8,316,600 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 48% Secured Debt Ratio No greater than 30% 4% Unsecured Leverage Ratio No greater than 60% 52% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.6x Tangible Net Worth (in billions) No less than $6.5 $8.6 CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa2 (Stable) S&P Global BBB (Positive) Fitch BBB (Stable) (1) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of unconsolidated JVs.

Investment Summary

For the three months ended March 31, 2018, dollars and square feet in thousands

INVESTMENT SUMMARY

		Three Months Ended March 31, 2018
Hayden development entitlements[(1)]	$	21,390
Noncontrolling interest in RIDEA I JV[(2)]		62,632
Development fundings		55,325
Redevelopment fundings		13,103
Total	**$**	**152,450**

DEBT INVESTMENT REPAYMENTS

	Date		Gross Proceeds
Participating development financing	February 2018	$	21,498
Tandem	March 2018		112,000
Total		**$**	**133,498**

DISPOSITIONS

	Date	Capacity	Property Count	Property Type		Sales Price	Trailing Cash Yield[(3)]
West Palm Beach, FL	January 2018	34 Units	1	SHOP	$	3,350	
Altamonte Springs, FL	January 2018	137 Units	1	SHOP		32,105	
Total		**171 Units**	**2**		**$**	**35,455**	**6.8%**

ASSETS HELD FOR SALE

	Held for Sale Date	Capacity	Property Count	Property Type		Projected Sales Price	Trailing Cash Yield[(3)]
South San Francisco, CA	August 2017	337 Sq. Ft.	4	Life science	$	269,400	
Various, Brookdale[(4)]	November 2017	995 Units	5	SHOP / Senior housing		242,753	
Sterling Heights, MI	December 2017	120 Units	1	SHOP		28,000	
Beaumont, TX[(4)]	March 2018	159 Units	1	SHOP		23,000	
Various, NY	March 2018	92 Units	2	SHOP		17,000	
HCP's Share of Unconsolidated JVs							
RIDEA II JV[(5)]	November 2017	5,302 Units	49	Other		332,000	
Total			**62**		**$**	**912,153**	**7.3%**

(1) In March 2018, we acquired the rights to develop a 214,000 square foot lab building on our Hayden life science campus for $21.4 million.
(2) In March 2018, we also acquired Brookdale's 10% interest in the RIDEA I JV for $62.6 million bringing our total ownership in RIDEA I to 100%.
(3) Represents the average yield calculated using Cash NOI for the 12-month period prior to the sale and for the 12-month period ended March 31, 2018 for assets held for sale.
(4) Closed in April 2018.
(5) On November 1, 2017, we agreed to sell our remaining 40% interest in the RIDEA II JV, with expected proceeds of $332 million. The transaction is expected to close mid-2018.

19

20 Developments As of March 31, 2018, dollars and square feet in thousands DEVELOPMENT PROJECTS IN PROCESS Project MSA Property Type Property Count Construction in Process ("CIP") Cost to Complete Total at Completion Wholly-Owned Ridgeview San Diego, CA Life science 3 $ 49,937 $ 12,063 $ 62,000 The Cove at Oyster Point - Phase III San Francisco, CA Life science 2 90,576 120,535 211,111 Sorrento Summit San Diego, CA Life science 1 1,239 14,761 16,000 Sierra Point - Phase I San Francisco, CA Life science 2 51,601 167,427 219,028 8 $ 193,353 $ 314,786 $ 508,139 Projected stabilized yield typically ranges from 6.0% to 8.0% Project Total Project Capacity (Sq. Ft.) % of Total Project Leased Project Start Actual / Estimated Occupancy Initial Stabilized Wholly-Owned Ridgeview 301 100 2Q16 3Q18 2Q19 The Cove at Oyster Point - Phase III 336 — 4Q16 1Q19 4Q19 Sorrento Summit 28 100 3Q17 3Q19 3Q19 Sierra Point - Phase I 215 — 4Q17 4Q19 4Q20 880 37

Redevelopments and Land Held for Development[1]

As of March 31, 2018, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Redevelopments Removed from Operations[2]	Incremental Costs: Placed in Service	Incremental Costs: CIP	Incremental Costs: Cost to Complete	Incremental Costs: Total	Total at Completion	Project Start	Estimated Completion
Wholly-Owned											
Yorktown	Washington, DC	Medical office	1	$ —	$ 578	$ 4,567	$ 1,297	$ 6,442	$ 6,442	3Q16	2Q18
3535 Market Street	Philadelphia, PA	Medical office	1	67,108	9,091	11,956	18,753	39,800	106,908	2Q17	3Q18
Directors Place - 4939	San Diego, CA	Life science	1	19,180	—	3,938	5,104	9,042	28,222	2Q17	4Q18
Encino	Los Angeles, CA	Medical office	1	—	13	273	9,394	9,680	9,680	3Q17	1Q19
Summit III	Nashville, TN	Medical office	1	—	—	160	5,840	6,000	6,000	1Q18	1Q19
Nordstrom Tower	Seattle, WA	Medical office	1	—	—	55	7,045	7,100	7,100	1Q18	1Q19
Wateridge	San Diego, CA	Life science	1	7,906	—	2,077	10,580	12,657	20,563	1Q18	4Q18
Biotech Gateway[3]	San Francisco, CA	Life science	1	38,542	—	517	13,591	14,108	52,650	1Q18	1Q19
			8	**$ 132,736**	**$ 9,682**	**$ 23,543**	**$ 71,604**	**$ 104,829**	**$ 237,565**		

Projected stabilized return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
Wholly-Owned					
Sierra Point	San Francisco, CA	Life science	14	365	$ 53,265
Forbes Research Center	San Francisco, CA	Life science	8	326	46,541
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	2	164	12,998
Brittania Modular Labs III	San Francisco, CA	Life science	2	106	10,764
Poway II	San Diego, CA	Life science	26	465	42,730
Torrey Pines Science Center	San Diego, CA	Life science	6	93	11,611
Directors Place	San Diego, CA	Life science	4	82	6,081
Hayden Research Campus	Lexington, MA	Life science	13	214	21,390
Remaining	Various	Various	13	N/A	4,589
			88	**1,815**	**$ 209,969**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) Represents the Investment for buildings or portions of buildings placed in Redevelopment. Projects with no Investment placed in Redevelopment represent buildings that remained in operations but were removed from SPP.
(3) An incremental $20.6 million of redevelopment capital will be invested in two joint venture assets on the Biotech Gateway campus. See Other Unconsolidated JV Capital in this report.

21

Capital Expenditures | First Quarter

For the quarter ended March 31, 2018, dollars in thousands, except per unit/square foot

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 63	$ 3,649	$ 397	$ 2,126	$ —	$ 6,236
Tenant improvements - 2nd generation	—	—	3,135	6,014	—	9,149
Lease commissions	—	—	1,682	2,162	17	3,861
FAD capital expenditures	**$ 63**	**$ 3,649**	**$ 5,214**	**$ 10,303**	**$ 17**	**$ 19,246**
Revenue enhancing capital expenditures	4,740	1,584	310	601	1,150	8,385
Casualty related capital expenditures	—	1,431	—	—	—	1,431
Initial Capital Expenditures ("ICE")(1)	—	(5)	894	17	—	907
Tenant improvements - 1st generation	—	—	13,144	12,236	—	25,379
Development	—	—	50,672	4,654	—	55,325
Redevelopment	—	18	1,882	11,203	—	13,103
Capitalized interest	—	10	2,329	1,239	—	3,578
Total capital expenditures	**$ 4,802**	**$ 6,687**	**$ 74,445**	**$ 40,253**	**$ 1,167**	**$ 127,354**
Recurring capital expenditures per unit/sq. ft.	(2)	$268 per Unit	$0.05 per Sq. Ft.	$0.12 per Sq. Ft.	(2)	

(1) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.
(2) Senior housing triple-net per unit and Other per bed are not presented as they are not meaningful.

22

23 Portfolio Diversification As of and for the quarter ended March 31, 2018, dollars in thousands PORTFOLIO INCOME BY MSA MSA Property Count Senior Housing Triple-net SHOP Life Science Medical Office Other Total % of Total San Francisco, CA 78 $ 2,557 $ — $ 47,888 $ 775 $ — $ 51,220 16 Dallas, TX 42 2,316 1,279 — 9,572 7,118 20,284 6 Houston, TX 40 1,081 7,192 — 9,023 333 17,630 6 San Diego, CA 34 790 — 12,678 2,147 — 15,616 5 Denver, CO 23 2,120 4,430 — 5,158 — 11,709 4 Washington, DC 19 7,515 1,529 — 934 — 9,978 3 San Jose, CA 15 — — 8,725 651 — 9,376 3 Seattle, WA 13 2,785 — — 6,081 — 8,866 3 Miami, FL 23 999 5,153 — 2,162 — 8,313 3 Los Angeles, CA 11 2,501 736 — 1,392 3,660 8,289 3 Remaining 443 48,714 20,997 4,771 38,273 16,557 129,312 41 Cash NOI 741 $ 71,379 $ 41,317 $ 74,062 $ 76,168 $ 27,668 $ 290,593 91 Interest income — — — — — 6,365 6,365 2 HCP's Share of Unconsolidated JVs 82 — — — — 21,737 21,737 7 Portfolio Income 823 $ 71,379 $ 41,317 $ 74,062 $ 76,168 $ 55,770 $ 318,695 100

Portfolio Diversification

As of and for the quarter ended March 31, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count**	**SHOP**	**Other**	**Total**	**% of Portfolio Income**
Brookdale	78	$ 31,144	$ —	$ —	$ —	$ 31,144	10	130	$ 32,857	$ 18,684	$ 51,540	16
Sunrise Senior Living	48	21,610	—	—	—	21,610	7	—	—	—	—	—
Amgen	7	—	12,940	—	—	12,940	4	—	—	—	—	—
Google	11	—	7,840	—	—	7,840	2	—	—	—	—	—
Hospital Corporation of America ("HCA")(1)	6	—	—	830	5,759	6,589	2	—	—	—	—	—
Maria Mallaband Care Group	32	—	—	—	6,141	6,141	2	—	—	—	—	—
Remaining	469	18,625	53,282	75,337	23,898	171,142	54	42	8,460	1,289	9,749	3
Portfolio Income	**651**	**$ 71,379**	**$ 74,062**	**$ 76,168**	**$ 35,797**	**$257,406**	**81**	**172**	**$ 41,317**	**$ 19,973**	**$ 61,289**	**19**

PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT(2)

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count**	**SHOP**	**Other**	**Total**	**% of Portfolio Income**
Brookdale	43	$ 18,316	$ —	$ —	$ —	$ 18,316	6	36	$ 14,171	$ 12,481	$ 26,652	10
Sunrise Senior Living	48	21,610	—	—	—	21,610	8	—	—	—	—	—
Atria Senior Living	—	—	—	—	—	—	—	27	13,180	(18)	13,162	5
Amgen	7	—	12,940	—	—	12,940	5	—	—	—	—	—
Google	11	—	7,840	—	—	7,840	3	—	—	—	—	—
HCA(1)	6	—	—	830	5,759	6,589	2	—	—	—	—	—
Remaining	429	18,625	47,970	75,337	18,925	160,857	58	37	7,769	1,387	9,156	3
Portfolio Income	**544**	**$ 58,551**	**$ 68,750**	**$ 76,168**	**$ 24,684**	**$228,153**	**82**	**100**	**$ 35,120**	**$ 13,850**	**$ 48,970**	**18**

(1) Includes Cash NOI for 1.4 million square feet in six properties (including a hospital) that are 100% leased to HCA, and excludes 2.6 million square feet representing portions of properties leased to HCA for which Cash NOI specific to HCA is not available. However, HCA represents 18% and 5% of Cash Rental and Operating Revenues in our medical office segment and total portfolio including HCP's Share of Unconsolidated JVs, respectively.

(2) Pro forma to reflect the Brookdale Transaction, the sale of our remaining 40% interest in the RIDEA II JV and four life science properties that are held for sale, the sale of our U.K. holdings and certain other previously announced sales. Pro forma Portfolio Income is further adjusted to reflect dispositions and operator transitions as if they occurred on the first day of the quarter.

24

Expirations and Maturities

As of March 31, 2018, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2018[1]	$ 77,753	7	$ 6,226	$ 10,772	$ 60,755	$ —	$ —
2019	87,902	8	2,305	32,134	53,463	—	—
2020	126,713	11	39,646	19,357	58,545	8,145	1,019
2021	104,112	9	7,718	50,430	41,078	1,619	3,267
2022	81,800	7	1,513	23,029	42,379	13,974	904
2023	133,596	12	45,054	54,879	22,811	—	10,852 [2]
2024	66,692	6	18,081	4,831	21,395	22,385	—
2025	100,217	9	9,837	36,653	32,656	20,878	193
2026	36,597	3	5,746	11,011	19,840	—	—
2027	49,242	4	12,157	22,426	14,659	—	—
Thereafter	250,370	22	156,331	27,387	26,583	40,069	—
	$ 1,114,994	**100**	**$ 304,616**	**$ 292,909**	**$ 394,164**	**$ 107,070**	**$ 16,235**
Weighted average maturity in years	6.2		8.9	5.4	4.2	8.2	4.9

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income[3]
2018[1]	$ 85,818	8	$ 6,226	$ 10,772	$ 67,890	$ —	$ 930
2019	86,259	8	2,305	32,134	50,202	598	1,019
2020	144,008	13	39,646	25,366	56,732	22,264	—
2021	114,710	10	7,718	50,430	52,606	1,619	2,337
2022	79,492	7	1,513	23,029	40,669	13,376	904
2023	130,559	12	45,054	54,879	19,774	—	10,852 [2]
2024	51,985	5	18,081	4,831	20,806	8,267	—
2025	101,011	9	9,837	36,653	33,450	20,878	193
2026	27,616	2	5,746	11,011	10,859	—	—
2027	49,175	4	12,157	22,426	14,593	—	—
Thereafter	244,362	22	156,331	21,378	26,583	40,069	—
	$ 1,114,994	**100**	**$ 304,616**	**$ 292,909**	**$ 394,164**	**$ 107,070**	**$ 16,235**

(1) Includes month-to-month and holdover leases.

(2) Represents interest income on the Maria Mallaband bridge loan, for which the underlying security (seven properties) was converted to real estate in March 2018.

(3) Reflects the earliest point at which there is no prepayment penalty.

25

26 2.2 5x 2.0 0x 1.7 5x 1.5 0x 1.2 5x 1.0 0x 0.7 5x 0.5 0x0 2 4 6 8 10 12 14 16 18 20 0.3% 0.4% 1.7%0.2% 0.1% 0.4% 1.2% 1.5%0.4% 1.4% 0.1% 1.1%1.3% 2.7% 1.1%1.1% 0.3%1.7%1.0% 1.6% 1.7%0.1% 0.4%0.2% 1.3% 0.6% 2.1% Triple-Net Master Lease Profile(1)(2) 25 13.00 x FACILITY EBIT D AR CFC (TRAILING 12 MONTHS ENDED 12/31/2017 ) HIGHER RIS K LOWER RIS K HIGHER RISK LOWER RISK TERM (YEARS TO EXPIRATION) % Senior Housing Other No Corporate Guaranty Percent of Total Cash NOI and Interest Income INVESTMENT TYPE (1) Excludes properties held for sale or sold, master leases with properties acquired during the period required to calculate CFC and master leases that include newly completed development that are not stabilized. (2) Pro forma to reflect the Brookdale Transaction. In connection with the agreement, multiple leases with Brookdale were combined into a single master lease with varying maturities. The varying maturities are reflected in the graph based on their renewal terms. (3) Represents the percentage of total Cash NOI supported by a corporate guaranty. Facility EBITDAR CFC % of Total Cash NOI and Interest Income # of Leases/ Data Points Weighted Average Maturity in Years Guaranty(3) Less than 1.0x 4.3 7 7.5 53.4% 1.00x - 1.25x 11.1 10 7.0 62.6% 1.26x - 1.50x 6.1 5 13.7 74.2% 1.51x and above 4.6 5 7.1 86.3%

Senior Housing Triple-net

As of and for the quarter ended March 31, 2018, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Assisted/Independent living	179	$ 3,319,810	$ 68,234	17,276	86.1	$ 5,747	1.25x	1.06x
CCRC	2	253,190	3,144	1,055	88.4	6,147	1.45x	1.23x
Total	**181**	**$ 3,572,999**	**$ 71,379**	**18,331**	**86.2**	**$ 5,771**	**1.26x**	**1.07x**

Operator	Investment	Cash NOI	Properties Count	Properties % Pooled	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Brookdale	$ 1,368,596	$ 31,144	78	97	8,057	86.4	$ 4,913	1.24x/1.46x[(1)]	1.07x/1.27x[(1)]
Sunrise Senior Living	1,365,264	21,610	48	98	5,546	86.0	7,329	1.33x	1.09x
Harbor Retirement Associates	212,661	4,749	14	100	1,343	79.2	5,836	1.23x	1.02x
Aegis Senior Living	182,152	4,530	10	80	701	93.0	8,325	1.36x	1.19x
Capital Senior Living	181,988	4,382	15	100	1,511	84.9	3,291	1.08x	0.94x
Remaining	262,339	4,964	16	56	1,173	92.7	5,763	1.13x	0.98x
Total	**$ 3,572,999**	**$ 71,379**	**181**	**93**	**18,331**	**86.2**	**$ 5,771**	**1.26x/1.33x[(1)]**	**1.07x/1.13x[(1)]**

(1) Brookdale Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.46x and 1.27x, respectively. Total Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.33x and 1.13x, respectively.

27

Senior Housing Triple-net | Same Property Portfolio

Dollars in thousands, except REVPOR

	1Q17	2Q17	3Q17	4Q17	1Q18
Property count	179	179	179	179	179
Investment	$ 3,500,167	$ 3,503,104	$ 3,511,361	$ 3,520,582	$ 3,524,509
Units	18,124	18,123	18,126	18,123	18,123
Occupancy %	87.7	87.1	86.2	86.4	86.4
REVPOR Triple-net	$ 5,650	$ 5,753	$ 5,767	$ 5,768	$ 5,790
Facility EBITDARM CFC	1.37x	1.36x	1.33x	1.29x	1.27x/1.33x (1)
Facility EBITDAR CFC	1.16x	1.15x	1.12x	1.09x	1.08x/1.13x (1)
Rental and Operating Revenues	$ 70,222	$ 71,527	$ 71,284	$ 41,748 (2)	$ 73,217
Operating Expenses	(128)	(127)	(170)	(131)	(146)
NOI	**$ 70,094**	**$ 71,399**	**$ 71,114**	**$ 41,617** (2)	**$ 73,070**
Cash Rental and Operating Revenues	$ 71,003	$ 73,417	$ 72,909	$ 76,160	$ 71,355
Cash Operating Expenses	(115)	(114)	(157)	(118)	(133)
Cash NOI	**$ 70,888**	**$ 73,302**	**$ 72,752**	**$ 76,042**	**$ 71,221**
			Year-Over-Year Three-Month SPP Growth		**0.5%**

(1) Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.33x and 1.13x, respectively.
(2) Includes non-cash adjustments related to the Brookdale Transaction from the write-off of lease-related intangible assets, partially offset by the value associated with the right to terminate certain triple-net leases. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

28

Senior Housing Triple-net | New Supply

As of and for the quarter ended March 31, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]							
MSA	Units	Cash NOI	% of Triple-net Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2017-2022	80+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Median Home Value	Unemploy-ment %
US National Average						*10.6*	*11.4*	*4.7*	*$ 56*	*$ 207*	*5.5*
Washington, DC	1,397	$ 7,515	10.5	6 / 714	$ 3,523	12.8	13.5	9.2	105	512	3.1
New York, NY	1,146	5,944	8.3	7 / 796	3,143	8.6	3.4	5.1	84	512	4.8
Seattle, WA	513	2,785	3.9	1 / 60	1,277	10.6	15.1	8.0	84	489	4.1
Portland, OR	986	2,604	3.6	3 / 356	1,121	10.9	21.5	5.8	63	305	4.9
San Francisco, CA	359	2,557	3.6	1 / 16	1,707	10.9	12.2	7.4	84	570	4.9
Los Angeles, CA	384	2,501	3.5	1 / 40	479	7.4	6.6	5.4	71	667	4.5
Chicago, IL	530	2,424	3.4	3 / 256	836	7.2	7.9	5.0	76	300	6.4
Dallas, TX	848	2,316	3.2	2 / 212	776	14.5	15.8	5.5	63	165	5.2
Denver, CO	414	2,120	3.0	2 / 216	2,120	13.2	17.7	5.5	64	349	2.9
Charlotte, NC	586	2,039	2.9	-- / --	—	16.4	19.3	5.9	62	235	5.2
Jacksonville, FL	486	1,965	2.8	-- / --	—	11.6	15.7	4.2	54	210	5.6
Atlanta, GA	560	1,671	2.3	4 / 515	791	12.9	19.1	6.3	65	288	4.2
Baltimore, MD	293	1,546	2.2	3 / 274	1,223	13.5	8.3	7.5	86	362	4.7
Austin, TX	269	1,543	2.2	1 / 206	1,543	14.1	14.8	5.1	53	378	4.2
Sebastian, FL	298	1,498	2.1	-- / --	—	7.8	8.7	3.9	47	222	10.1
Sacramento, CA	352	1,299	1.8	2 / 144	644	7.2	14.9	5.4	67	348	6.6
Detroit, MI	330	1,290	1.8	6 / 603	1,290	8.0	21.0	7.5	71	223	4.6
Providence, RI	276	1,242	1.7	-- / --	—	3.6	11.0	5.0	57	312	5.3
Nashville, TN	334	1,230	1.7	2 / 277	273	18.1	26.8	9.3	90	364	2.8
Houston, TX	308	1,081	1.5	-- / --	—	23.1	24.4	6.7	79	194	5.0
Remaining	7,662	24,207	33.9	10 / 981	4,168	8.7	11.1	5.3	58	250	5.1
Total	**18,331**	**$ 71,379**	**100**	**54 / 5,666**	**$ 24,914**	**9.9**	**10.9**	**6.1**	**$ 70**	**$ 345**	**4.7**
% of Total Cash NOI and Interest Income					**8.4%**						

(1) Demographic data provided by Environmental Systems Research Institute ("ESRI") for 2017. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended March 31, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents total Cash NOI exposed to new construction and material expansions.

29

SHOP

As of and for the quarter ended March 31, 2018, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR SHOP
Operator						
Brookdale	68	$ 1,930,870	$ 32,857	10,275	86.3	$ 3,932
Atria	14	285,290	5,629	1,820	86.1	3,979
Senior Lifestyle Corp.	7	196,572	2,015	640	78.9	5,433
Sonata	4	54,250	806	340	87.4	4,699
Remaining	7	133,462	10	505	74.9	5,298
Total	**100**	**$ 2,600,444**	**$ 41,317**	**13,580**	**85.5**	**$ 4,069**

TOTAL OPERATING PORTFOLIO

	1Q17	2Q17	3Q17	4Q17	1Q18
Property count	81	81	84	102	100
Investment	$ 2,311,633	$ 2,322,058	$ 2,348,506	$ 2,606,937	$ 2,600,444
Units	12,047	12,047	12,205	13,744	13,580
Occupancy %	88.6	86.8	86.6	87.3	85.5
REVPOR SHOP	$ 3,987	$ 3,999	$ 3,992	$ 3,978	$ 4,069
Rental and Operating Revenues	$ 140,228	$ 125,416	$ 126,040	$ 133,789	$ 144,670
Operating Expenses	(94,539)	(85,866)	(86,821)	(129,265) (1)	(101,746)
NOI	**$ 45,689**	**$ 39,550**	**$ 39,219**	**$ 4,524** (1)	**$ 42,925**
Cash Rental and Operating Revenues	$ 140,238	$ 125,527	$ 126,279	$ 132,718	$ 142,318
Cash Operating Expenses	(94,859)	(85,965)	(87,095)	(94,633)	(101,001)
Cash NOI	**$ 45,379**	**$ 39,562**	**$ 39,184**	**$ 38,084**	**$ 41,317**
Cash NOI Margin %	32.4	31.5	31.0	28.7	29.0

(1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

30

SHOP | MSA

As of and for the quarter ended March 31, 2018, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

MSA	Investment	Cash NOI	% of SHOP Cash NOI	Units[(1)] AL	Units[(1)] IL	Occupancy %	REVPOR SHOP[(1)] AL	REVPOR SHOP[(1)] IL
Houston, TX	$ 335,185	$ 7,192	17.4	87	1,962	93.3	$ 6,328	$ 3,150
Miami, FL	276,278	5,153	12.5	702	964	85.0	4,498	4,065
Denver, CO	297,042	4,430	10.7	154	702	93.2	4,185	4,447
Chicago, IL	197,593	2,749	6.7	—	947	85.2	—	3,709
Tampa, FL	111,973	2,174	5.3	182	424	84.6	4,092	3,904
Washington, DC	126,441	1,529	3.7	398	—	82.2	5,964	—
Sarasota, FL	87,845	1,318	3.2	259	164	76.2	3,996	5,169
Dallas, TX	71,624	1,279	3.1	286	257	86.4	3,995	2,227
Baltimore, MD	108,797	1,221	3.0	321	—	79.6	5,677	—
Phoenix, AZ	41,997	1,174	2.8	—	211	92.9	—	4,033
Memphis, TN	72,302	1,142	2.8	—	182	92.9	—	5,899
Richmond, VA	63,111	1,087	2.6	204	—	79.4	5,581	—
Albuquerque, NM	27,464	843	2.0	261	—	89.3	3,755	—
Austin, TX	38,252	755	1.8	136	—	97.0	5,074	—
Providence, RI	120,273	747	1.8	457	305	82.6	4,350	4,798
Los Angeles, CA	24,407	736	1.8	135	—	82.8	5,642	—
Boulder, CO	41,116	681	1.6	—	96	97.4	—	4,329
Riverside, CA	38,468	662	1.6	274	—	85.1	3,700	—
Sebastian, FL	21,308	547	1.3	104	—	86.4	4,629	—
Fresno, CA	39,241	493	1.2	—	172	88.9	—	3,765
Remaining	459,727	5,404	13.1	2,390	844	80.0	3,959	3,665
Total	**$ 2,600,444**	**$ 41,317**	**100.0**	**6,350**	**7,230**	**85.5**	**$ 4,414**	**$ 3,785**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care such as memory care.

31

SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

	1Q17	2Q17	3Q17	4Q17	1Q18
Property count	69	69	69	69	69
Investment	$ 1,985,065	$ 1,992,840	$ 1,994,535	$ 2,004,622	$ 2,010,790
Units	10,321	10,322	10,323	10,321	10,317
Occupancy %	88.4	86.9	86.4	87.0	86.5
REVPOR SHOP	$ 3,974	$ 3,990	$ 3,980	$ 3,957	$ 4,047
Rental and Operating Revenues	$ 108,782	$ 107,237	$ 106,234	$ 106,409	$ 108,944
Operating Expenses	(71,067)	(72,423)	(71,610)	(107,193) (1)	(74,291)
NOI	**$ 37,715**	**$ 34,813**	**$ 34,624**	**$ (785) (1)**	**$ 34,653**
Cash Rental and Operating Revenues	$ 108,807	$ 107,373	$ 106,491	$ 106,564	$ 108,318
Cash Operating Expenses	(71,383)	(72,540)	(71,866)	(73,193)	(73,272)
Cash NOI	**$ 37,424**	**$ 34,833**	**$ 34,625**	**$ 33,371**	**$ 35,046**
Cash NOI Margin %	34.4	32.4	32.5	31.3	32.4
		Year-Over-Year Three-Month SPP Growth			**(6.4%)**

COMPONENTS OF 1Q18 SHOP SPP CASH NOI GROWTH

	Core Portfolio(2)	Transition/Sales Portfolio(3)	Total
Property count	35	34	69
SPP Cash NOI Growth	(0.6%)	(12.3%)	(6.4%)

(1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.
(2) Includes 18 properties managed by Brookdale and 17 properties managed by five operators that are not expected to undergo a transition or sale during 2018.
(3) Represents properties managed by Brookdale that have transitioned or are expected to transition to new operators or sell in 2018.

32

SHOP | New Supply

As of and for the quarter ended March 31, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]							
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2017-2022	80+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Median Home Value	Unemploy-ment%
US National Average						*10.6*	*11.4*	*4.7*	*$ 56*	*$ 207*	*5.5*
Houston, TX	2,049	$ 7,192	17.4	2 / 520	$ 3,304	17.6	20.4	6.7	74	295	5.6
Miami, FL	1,666	5,153	12.5	3 / 337	1,121	8.6	8.2	3.8	53	224	8.0
Denver, CO	856	4,430	10.7	2 / 194	2,316	11.2	17.0	5.1	58	308	3.1
Chicago, IL	947	2,749	6.7	1 / 68	628	7.9	13.3	8.0	86	312	4.9
Tampa, FL	606	2,174	5.3	-- / --	—	8.3	11.3	3.8	46	175	5.9
Washington, DC	398	1,529	3.7	1 / 86	34	10.0	7.8	9.7	106	444	4.0
Sarasota, FL	423	1,318	3.2	4 / 342	396	11.3	12.9	4.2	52	232	5.1
Dallas, TX	543	1,279	3.1	1 / 322	247	12.7	18.2	5.0	58	184	5.4
Baltimore, MD	321	1,221	3.0	-- / --	—	5.4	5.3	6.2	75	293	5.0
Phoenix, AZ	211	1,174	2.8	1 / 128	1,174	8.3	14.1	3.6	53	189	5.3
Memphis, TN	182	1,142	2.8	-- / --	—	12.1	22.8	7.3	72	233	4.4
Richmond, VA	204	1,087	2.6	2 / 64	1,087	6.9	33.5	8.5	83	332	3.0
Albuquerque, NM	261	843	2.0	-- / --	—	4.3	7.8	3.2	44	195	7.8
Austin, TX	136	755	1.8	1 / 86	327	25.7	24.8	5.0	53	195	4.8
Providence, RI	762	747	1.8	-- / --	—	1.3	5.5	4.4	52	244	5.2
Los Angeles, CA	135	736	1.8	-- / --	—	18.8	5.2	8.0	93	695	4.1
Boulder, CO	96	681	1.6	-- / --	—	16.4	24.2	6.2	59	557	3.4
Riverside, CA	274	662	1.6	-- / --	—	10.2	5.8	3.7	61	276	9.2
Sebastian, FL	104	547	1.3	-- / --	—	6.2	18.9	3.7	47	196	10.0
Fresno, CA	172	493	1.2	-- / --	—	3.9	12.2	4.8	57	303	6.6
Remaining	3,234	5,404	13.1	11 / 1,168	1,303	7.5	9.9	5.1	55	192	5.2
Total	**13,580**	**$ 41,317**	**100.0**	**29 / 3,315**	**$ 11,937**	**10.3**	**13.4**	**5.6**	**$ 64**	**$ 268**	**5.4**
% of Total Cash NOI and Interest Income					**4.0%**						

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended March 31, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Cash NOI exposed to new construction and material expansions.

33

34 Life Science As of and for the quarter ended March 31, 2018, dollars and square feet in thousands INVESTMENTS(1) MSA Property Count Investment Cash NOI Square Feet Occupancy % San Francisco, CA/San Jose, CA 85 $ 3,048,690 $ 56,613 4,948 95.9 San Diego, CA 28 753,627 12,678 1,925 90.8 Boston, MA 2 230,706 1,228 397 66.4 (2) Remaining 8 153,472 3,543 512 100.0 123 $ 4,186,495 $ 74,062 7,782 93.4 SAME PROPERTY PORTFOLIO 1Q17 2Q17 3Q17 4Q17 1Q18 Property Count 108 108 108 108 108 Investment $ 3,154,670 $ 3,165,777 $ 3,171,559 $ 3,180,015 $ 3,192,948 Square Feet 6,351 6,353 6,353 6,353 6,357 Occupancy % 96.1 96.3 96.3 95.6 94.3 Rental and Operating Revenues $ 73,894 $ 75,679 $ 76,643 $ 78,290 $ 75,584 Operating Expenses (14,424) (15,910) (16,671) (16,740) (15,428) NOI $ 59,469 $ 59,769 $ 59,972 $ 61,550 $ 60,156 Cash Rental and Operating Revenues $ 74,253 $ 76,473 $ 77,295 $ 77,255 $ 75,501 Cash Operating Expenses (14,405) (15,890) (16,651) (16,720) (15,409) Cash NOI $ 59,848 $ 60,582 $ 60,644 $ 60,535 $ 60,092 Year-Over-Year Three-Month SPP Growth % 0.4% (1) Excludes eight properties that are in Development. (2) Represents the Hayden Campus which is 97% leased as of March 2018. Occupancy relating to recently leased space is projected to occur by the end of 2018.

Life Science

As of March 31, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total				San Francisco / San Jose		San Diego		Boston		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2018[2]	320	5	$ 10,772	4	249	$ 9,314	36	$ 879	—	$ —	36	$ 579
2019	832	12	32,134	11	329	10,147	423	18,707	80	3,279	—	—
2020	549	8	19,357	7	317	11,832	232	7,525	—	—	—	—
2021	948	14	50,430	17	844	47,142	104	3,287	—	—	—	—
2022	631	9	23,029	8	368	15,597	193	5,569	—	—	70	1,864
Thereafter	3,652	53	157,187	54	2,303	117,958	760	20,114	184	7,172	406	11,943
	6,932	**100**	**$ 292,909**	**100**	**4,409**	**$ 211,990**	**1,748**	**$ 56,082**	**263**	**$ 10,451**	**512**	**$ 14,386**

TENANT CONCENTRATION[1]

		Leased Square Feet		Annualized Base Rent		
	Remaining Lease Term in Years	Amount	% of Total	Amount	% of Total	Credit Rating
Amgen	4.5	684	10	$ 49,454	17	A
Google	4.4	729	11	31,230	11	AA+
Takeda	1.1	166	2	9,482	3	A-
Rigel Pharmaceuticals	4.8	147	2	8,992	3	—
AstraZeneca Pharmaceuticals	9.0	156	2	8,371	3	BBB+
Myriad Genetics	7.2	310	4	7,798	3	—
Shire	10.6	184	3	7,172	2	BBB-
Five Prime	9.8	115	2	6,789	2	—
General Atomics	13.2	397	6	6,068	2	—
Duke University	11.5	166	2	6,009	2	AA+
Remaining	5.0	3,878	56	151,545	52	
	5.4	**6,932**	**100**	**$ 292,909**	**100**	


University, Government, Research 4%
Public Biotech / Medical Device 45%
Office and R&D 17%
Pharma 18%
Private Biotech / Medical Device 16%

(1) Excludes 337,000 square feet and annualized base rent of $21 million related to the purchase option exercised by Genentech that is expected to close in July 2018.
(2) Includes month-to-month and holdover leases.

35

3636 Life Science Square feet in thousands LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change in Cash Rents HCP Tenant Improvements per Sq. Ft. Leasing Costs per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of December 31, 2017 7,237 $ 43.17 Developments 115 58.80 Expirations (164) 31.96 Renewals, amendments and extensions 20 19.18 3.6 $ 2.45 $ 0.98 24 12.2% New leases 65 47.74 63.19 13.61 80 Terminations (4) 34.09 Leased Square Feet as of March 31, 2018 7,269 $ 43.17 Pointe Grand II South San Francisco, CA

Medical Office

As of and for the quarter ended March 31, 2018, dollars and square feet in thousands

PORTFOLIO BY MARKET

					Square Feet						
					On-campus[1]		Off-campus[2]		Total		
MSA	**Property Count**	**Investment**	**Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	27	$ 551,088	$ 9,572	89.8	1,860	34	326	54	2,186	88	12
Houston, TX	29	552,467	9,023	93.3	1,136	1,425	287	—	1,423	1,425	15
Seattle, WA	6	216,371	6,081	93.9	667	—	—	—	667	—	4
Denver, CO	16	277,239	5,158	89.7	1,022	—	35	—	1,058	—	6
Nashville, TN	14	162,254	5,148	95.6	1,288	10	—	—	1,288	10	7
Louisville, KY	11	213,008	4,033	93.6	566	17	447	15	1,013	32	6
Philadelphia, PA	3	274,655	3,633	89.0	705	—	213	90	918	90	5
Salt Lake City, UT	13	145,907	3,418	96.5	434	63	154	116	587	179	4
Phoenix, AZ	13	173,727	3,099	89.1	519	—	208	—	727	—	4
Miami, FL	10	96,116	2,162	85.5	498	—	—	30	498	30	3
San Diego, CA	5	109,451	2,147	96.6	—	176	155	—	155	176	2
Las Vegas, NV	7	120,495	1,648	82.3	536	—	—	—	536	—	3
Kansas City, MO	3	77,716	1,505	95.9	260	—	—	8	260	8	1
Los Angeles, CA	5	88,475	1,392	81.1	106	—	174	—	280	—	2
Ogden, UT	9	62,984	1,278	89.7	269	—	13	68	282	68	2
San Antonio, TX	4	69,923	1,156	78.5	353	—	—	—	353	—	2
Sacramento, CA	2	74,483	1,001	94.4	—	—	29	92	29	92	1
Washington, DC	3	58,603	934	80.0	55	29	99	—	154	29	1
Baltimore, MD	3	31,392	804	96.3	—	63	38	58	38	121	1
San Francisco, CA	1	41,946	775	100.0	—	—	—	104	—	104	1
Remaining	70	793,151	12,201	95.4	1,565	1,273	404	325	1,969	1,598	19
	254	**$ 4,191,450**	**$ 76,168**	**92.0**	**11,840**	**3,090**	**2,582**	**960**	**14,422**	**4,050**	**100**

(1) Includes 6.5 million square feet subject to ground leases with average expirations of 55 years and renewal options generally ranging from 10 to 25 years.
(2) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

37

Medical Office

As of and for the quarter ended March 31, 2018, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

			Square Feet						Directly Leased by Health System	
Health System	Health System Rank[1]	Credit Rating	On-Campus	Anchored[2]	Adjacent[2]	Off-Campus	Total	% of Total	% Square Feet	% of Annualized Base Rent
HCA	2	Ba2	7,283	60	236	—	7,579	41.0	16.6	18.8
Memorial Hermann Health System	41	A1	1,570	80	—	—	1,650	8.9	9.1	4.6
Community Health Systems, Inc.	6	Caa1	1,284	51	—	—	1,334	7.2	7.2	4.7
Norton Healthcare	103	—	583	15	328	—	927	5.0	3.1	3.1
Jefferson Health	53	A2	705	—	—	—	705	3.8	2.2	2.3
Providence Health & Services	3	Aa3	563	—	—	—	563	3.1	1.5	2.3
Steward Health Care	N/A	—	547	—	—	—	547	3.0	1.8	1.7
HonorHealth	129	A2	421	—	—	—	421	2.3	0.9	1.1
Remaining - credit rated			1,637	887	437	—	2,961	16.0		
Non-credit rated			336	93	198	1,156	1,783	9.7		
Total			**14,930**	**1,185**	**1,200**	**1,156**	**18,472**	**100.0**	**42.4**	**38.6**
% of Total			**80.8**	**6.4**	**6.5**	**6.3**				
Total Healthcare Affiliated				**93.7%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of December 31, 2017	**16,945**	**$ 22.98**					
Expirations	(592)	23.77					
Renewals, amendments and extensions	465	25.34	3.9	$ 8.83	$ 3.64	57	78.5%
New leases	180	23.66		32.61	6.99	82	
Terminations	(9)	24.37					
Leased Square Feet as of March 31, 2018	**16,989**	**$ 23.21**					

(1) Ranked by revenue based on the 2016 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

38

Medical Office

As of and for the quarter ended March 31, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total			On-Campus			Off-Campus	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent**	**%**	**Square Feet**	**Annualized Base Rent**	**Square Feet**	**Annualized Base Rent**
2018[1]	2,507	15	$ 60,755	15	2,063	$ 51,228	444	$ 9,527
2019	2,167	13	53,463	14	1,715	42,000	452	11,464
2020	2,271	13	58,545	15	1,985	52,034	286	6,511
2021	1,620	10	41,078	10	1,346	34,308	275	6,771
2022	1,702	10	42,379	11	1,288	31,857	414	10,522
Thereafter	6,721	40	137,944	35	5,370	106,667	1,351	31,277
	16,989	**100**	**$ 394,164**	**100**	**13,767**	**$ 318,092**	**3,222**	**$ 76,072**

SAME PROPERTY PORTFOLIO

	1Q17	2Q17	3Q17	4Q17	1Q18
Property Count	225	225	225	225	225
Investment	$ 3,396,606	$ 3,412,125	$ 3,422,648	$ 3,443,446	$ 3,467,207
Square feet	16,400	16,295	16,295	16,295	16,301
Occupancy %	92.6	92.5	92.3	92.0	92.2
Rental and Operating Revenues	$ 103,240	$ 104,320	$ 105,182	$ 104,689	$ 104,626
Operating Expenses	(37,202)	(38,544)	(38,934)	(37,653)	(37,845)
NOI	**$ 66,039**	**$ 65,776**	**$ 66,248**	**$ 67,036**	**$ 66,780**
Cash Rental and Operating Revenues	$ 101,980	$ 103,396	$ 104,458	$ 103,910	$ 103,660
Cash Operating Expenses	(36,619)	(37,961)	(38,356)	(37,069)	(37,273)
Cash NOI	**$ 65,361**	**$ 65,435**	**$ 66,102**	**$ 66,841**	**$ 66,387**
		Year-Over-Year Three-Month SPP Growth %			**1.6%**

(1) Includes month-to-month and holdover leases.

39

Other | Wholly-owned

As of and for the quarter ended March 31, 2018, dollars in thousands

LEASED PROPERTIES

Type/Operator	Property Count		Investment		Cash NOI	Beds	Occupancy %[1]	Facility EBITDARM CFC[1]	Facility EBITDAR CFC[1]
Hospitals									
Acute care	4	$	342,183	$	13,433	1,438	44.5	9.04x	8.49x
Remaining	10		189,876		6,004	696	49.8	3.11x	2.84x
	14	**$**	**532,060**	**$**	**19,437**	**2,134**	**47.7**	**7.11x**	**6.65x**
United Kingdom									
Maria Mallaband	32	$	290,847 [2]	$	3,162	1,600	87.2	1.48x	1.24x
HC-One	36		248,013		4,755	2,040	92.8	1.52x	1.25x
	68	**$**	**538,861**	**$**	**7,917**	**3,640**	**90.8**	**1.50x**	**1.25x**
Post-acute/skilled									
Wholly-Owned	1	$	17,909	$	314	120	93.4	1.97x	1.59x
Total Leased Properties	**83**	**$**	**1,088,829**	**$**	**27,668**				

DEBT INVESTMENTS

		Investment		Interest Income	Yield	Weighted Average Maturity in Years
Maria Mallaband - UK	$	14,757 [3]	$	2,979 [2]	7.5%	5.4
Remaining		51,069		3,387 [4]	8.5%	3.8
Total Debt Investments	**$**	**65,826**	**$**	**6,365**		

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data.
(2) In March 2018, we consolidated seven care homes that were the underlying security for a £105 million bridge loan to Maria Mallaband and accordingly reported the investment for these seven assets within the Leased Properties table above. However, the interest income earned on the investment during the quarter of $2.6 million remains included in the Debt Investments table.
(3) The remaining Maria Mallaband debt investment of $14.8 million outstanding as of March 31, 2018, relates to a care home development loan.
(4) Includes $2.1 million related to a participation interest in a development loan that was repaid in February 2018.

40

Other | Same Property Portfolio - Wholly-owned

As of and for the quarter ended March 31, 2018, dollars in thousands

HOSPITALS

	1Q17	2Q17	3Q17	4Q17	1Q18
Property count	14	14	14	14	14
Investment	$ 530,910	$ 530,910	$ 530,910	$ 530,910	$ 532,060
Beds	2,134	2,134	2,134	2,134	2,134
Occupancy %[(1)]	51.2	52.1	50.7	48.6	47.7
Facility EBITDARM CFC[(1)]	6.68x	6.50x	6.52x	6.83x	7.11x
Facility EBITDAR CFC[(1)]	6.24x	6.06x	6.08x	6.38x	6.65x
Rental and Operating Revenues	$ 20,877	$ 20,460	$ 20,548	$ 20,783	$ 21,370
Operating Expenses	(1,205)	(1,047)	(1,094)	(1,226)	(1,176)
NOI	**$ 19,672**	**$ 19,413**	**$ 19,454**	**$ 19,557**	**$ 20,194**
Cash Rental and Operating Revenues	$ 20,627	$ 20,295	$ 19,929	$ 20,169	$ 20,680
Cash Operating Expenses	(1,205)	(1,047)	(1,094)	(1,226)	(1,176)
Cash NOI	**$ 19,422**	**$ 19,248**	**$ 18,835**	**$ 18,943**	**$ 19,503**
		Year-Over-Year Three-Month SPP Growth			**0.4%**

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data.

UNITED KINGDOM

	1Q17	2Q17	3Q17	4Q17	1Q18
Property count	61	61	61	61	61
Investment	$ 373,799	$ 388,275	$ 401,165	$ 404,695	$ 419,739
Beds	3,198	3,184	3,183	3,183	3,183
Occupancy %	92.8	91.1	91.8	91.2	90.8
Facility EBITDARM CFC	1.56x	1.57x	1.57x	1.53x	1.50x
Facility EBITDAR CFC	1.31x	1.31x	1.31x	1.27x	1.25x
Rental and Operating Revenues	$ 7,592	$ 7,891	$ 8,101	$ 8,216	$ 8,619
FX adjustment	935	693	515	403	—
NOI	**$ 8,527**	**$ 8,584**	**$ 8,616**	**$ 8,619**	**$ 8,619**
Cash Rental and Operating Revenues	$ 6,830	$ 7,191	$ 7,435	$ 7,546	$ 7,917
FX adjustment	841	631	471	369	—
Cash NOI	**$ 7,671**	**$ 7,822**	**$ 7,906**	**$ 7,915**	**$ 7,917**
		Year-Over-Year Three-Month SPP Growth			**3.2%**

41

42 Other As of and for the quarter ended March 31, 2018, dollars in thousands TOTAL OTHER(1) 1Q17 2Q17 3Q17 4Q17 1Q18 Property count 76 76 76 76 76 Investment $ 922,617 $ 937,093 $ 949,984 $ 953,513 $ 969,707 Rental and Operating Revenues $ 28,777 $ 28,659 $ 28,957 $ 29,311 $ 30,303 Operating Expenses (1,205) (1,047) (1,094) (1,226) (1,176) FX adjustment 935 693 515 403 — NOI $ 28,507 $ 28,305 $ 28,378 $ 28,488 $ 29,127 Cash Rental and Operating Revenues $ 27,765 $ 27,793 $ 27,673 $ 28,027 $ 28,911 Cash Operating Expenses (1,205) (1,047) (1,094) (1,226) (1,176) FX adjustment 841 631 471 369 — Cash NOI $ 27,401 $ 27,377 $ 27,049 $ 27,170 $ 27,735 Year-Over-Year Three-Month SPP Growth 1.2% (1) Includes one domestic post-acute/skilled property. Same Property Portfolio - Wholly-owned

Other | Unconsolidated JVs[1]

As of and for the quarter ended March 31, 2018, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	RIDEA II JV	Other SHOP JVs	Life Science	Medical Office	Remaining
Joint ventures' Investment	$ 2,913,758	$ 1,457,135	$ 1,027,917	$ 212,320	$ 156,745	$ 50,065	$ 9,576
Joint ventures' mortgage debt	1,341,285	622,360	593,046	122,726	—	—	3,153
Property count	84	15	49	10	4	3	3
Capacity		7,257 Units	5,302 Units	921 Units	278 Sq. Ft.	294 Sq. Ft.	360 Beds
Occupancy %		86.4	81.5	91.2	96.3	78.0	79.2
Total revenues	$ 188,804	$ 104,235	$ 70,952	$ 9,236	$ 2,259	$ 1,652	$ 470
Operating expenses	(147,160)	(83,677)	(55,881)	(6,160)	(611)	(811)	(20)
NOI	**$ 41,644**	**$ 20,558**	**$ 15,071**	**$ 3,076**	**$ 1,648**	**$ 841**	**$ 450**
Depreciation and amortization	(37,157)	(24,091)	(10,123)	(1,721)	(576)	(527)	(119)
General and administrative expenses	190	470	(101)	(9)	(23)	(135)	(12)
Interest expense and other	(13,957)	(6,447)	(6,638)	(830)	49	—	(91)
Net income (loss)	**$ (9,280)**	**$ (9,510)**	**$ (1,791)**	**$ 516**	**$ 1,098**	**$ 179**	**$ 228**
Depreciation and amortization	37,157	24,091	10,123	1,721	576	527	119
FFO	**$ 27,877**	**$ 14,581**	**$ 8,332**	**$ 2,237**	**$ 1,674**	**$ 706**	**$ 347**
Non-refundable Entrance Fee sales, net[2]	6,177	6,177	—	—	—	—	—
Non-cash adjustments to NOI	(337)	(594)	269	(12)	(35)	35	—
Non-cash adjustments to net income	584	249	256	67	—	—	12
FAD capital expenditures	(6,183)	(3,410)	(2,585)	(45)	(14)	(129)	—
FAD	**$ 28,118**	**$ 17,003**	**$ 6,272**	**$ 2,247**	**$ 1,625**	**$ 612**	**$ 359**

HCP's SHARE OF UNCONSOLIDATED JVs	Total	CCRC JV	RIDEA II JV	Other SHOP JVs	Life Science	Medical Office	Remaining
HCP's ownership percentage		49%	40% - 45%	45% - 90%	50% - 63%	20% - 67%	80%
HCP's net equity investment[3]	$ 425,389	$ 199,191	$ 88,773	$ 58,716	$ 65,016	$ 12,395	$ 1,298
Mortgage debt[3]	173,586	104,456	—	69,130	—	—	—
NOI	19,438	10,073	6,036	1,539	1,014	416	360
Cash NOI	21,737	12,300	6,144	1,529	984	421	359
Net income (loss)[3]	570	(2,133)	1,949	62	313	197	182
FFO[3]	17,958	9,240	6,017	1,004	1,030	391	276
FAD[3]	18,172	10,382	5,131	1,013	990	370	286

(1) Excludes land held for development and includes two senior housing developments and two life science redevelopments.
(2) Includes $13.2 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $7.0 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(3) HCP's pro rata share excludes activity related to $436 million of debt funded by HCP.

43

44 Other Unconsolidated JV Capital Represents HCP's pro rata share of unconsolidated JVs for the quarter ended March 31, 2018, dollars in thousands Three Months Ended March 31, 2018 FAD capital expenditures $ 2,776 Revenue enhancing capital expenditures 2,797 Development 3,694 Redevelopment 150 Capitalized interest 63 Total capital expenditures $ 9,480 DEVELOPMENT PROJECTS IN PROCESS Actual / Estimated Occupancy Project MSA Property Type Property Count CIP Cost to Complete Total at Completion Units Project Start Initial Stabilized Otay Ranch San Diego, CA Senior housing 1 $ 11,311 $ 16,533 $ 27,844 111 2Q17 3Q18 4Q20 Waldwick New York, NY Senior housing 1 4,797 21,095 25,892 79 3Q17 4Q18 4Q20 2 $ 16,108 $ 37,628 $ 53,736 190 LAND HELD FOR DEVELOPMENT Project MSA Property Type Gross Site Acreage Estimated Rentable Units Investment to Date Oakmont Village Santa Rosa, CA Senior housing 3 74 $ 2,292 Brandywine Philadelphia, PA Senior housing 8 67 797 11 141 $ 3,089 REDEVELOPMENT PROJECTS IN PROCESS Incremental Costs Project MSA Property Type Property Count Redevelopments Removed from Operations CIP Cost to Complete Total Total at Completion Project Start Estimated Completion Biotech Gateway San Francisco, CA Life Science 2 $ 41,363 $ 135 $ 20,502 $ 20,637 $ 62,000 1Q18 1Q19

45 Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 1Q17 2Q17 3Q17 4Q17 1Q18 Property count 15 15 15 15 15 Units 7,198 7,245 7,249 7,250 7,257 Occupancy % 85.7 85.2 84.9 85.7 86.4 REVPOR(1) $ 5,060 $ 5,065 $ 5,094 $ 5,153 $ 5,099 HCP's SHARE OF CCRC JV Investment $ 694,762 $ 700,776 $ 705,554 $ 709,625 $ 713,996 Cash Rental and Operating Revenues excluding Cash NREFs, net $ 45,871 $ 45,761 $ 46,074 $ 47,063 $ 46,982 Cash NREFs, net(2) 6,353 7,716 8,090 9,892 6,235 Cash Operating Expenses (39,121) (40,601) (40,044) (41,103) (40,916) Cash NOI $ 13,102 $ 12,876 $ 14,120 $ 15,852 $ 12,300 Margin % including NREFs, net 24.9 24.0 25.9 27.7 23.0 (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable entrance fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary.

2018 Guidance

Projected full year 2018, dollars in millions, except per share amounts

	Full Year 2018 Guidance (May 3, 2018)(1)
Net income, FFO and FFO as Adjusted per Share Guidance	
Diluted earnings per common share	$0.79 - $0.85
Diluted FFO per common share	$1.73 - $1.79
Diluted FFO as adjusted per common share	$1.77 - $1.83
Annualized dividend per share	$1.48
Year-Over-Year SPP Cash NOI Guidance(2)	
Senior housing triple-net	0.50% - 1.50%
SHOP	(4.00%) - 0.00%
Life science	0.25% - 1.25%
Medical office	1.75% - 2.75%
Other	0.50% - 1.50%
Total Portfolio	**0.25% - 1.75%**
Other Supplemental Information - Cash Addition (Reduction)	
Amortization of deferred compensation	$17 - $19
Amortization of deferred financing costs	$12 - $14
Straight-line rents	($16) - ($20)
FAD capital expenditures(3)	($104) - ($110)
CCRC Entrance Fees, net	$17 - $20
Deferred income taxes	($8) - ($12)
Other adjustments(3)	($16) - ($20)
Capital Expenditures (excluding FAD Capital Expenditures)	
1st generation tenant improvements / ICE	$55 - $58
Casualty related capital	$16 - $18
Revenue enhancing	$45 - $50
Development and Redevelopment	$330 - $370
HCP's Share of Unconsolidated JVs Development and Redevelopment	$45 - $55
HCP's Share of Unconsolidated JVs revenue enhancing and other	$20 - $25
Other Items	
Interest income	$9 - $11
General and administrative (excluding severance and related charges)	$82 - $87
Interest expense	$255 - $275
HCP's Share of Unconsolidated JVs Cash NOI(4)	$76 - $84
HCP's Share of Unconsolidated JVs FFO	$55 - $63
Net dispositions(5)	$1.7B - $2.3B @ 6.9%

(1) The current guidance has not changed from the February 13, 2018 guidance, with the exception of net dispositions, which were modified to reflect the pending U.K. JV. See footnote (5) below for further discussion.

(2) SPP Cash NOI guidance includes $9.0 million related to non-comparable items identified below. Excluding these items, SPP Cash NOI guidance would be 2.00% at the mid-point.

	2018 Guidance		
	Mid-point	Mid-point Excluding Non-comparable Items	Comments
Senior housing triple-net	1.00%	2.00%	SPP includes $2.5M of the $5.0M total rent reduction related to the Brookdale Transaction
Life science	0.75%	3.75%	Renewal of 147K sf lease in South San Francisco - ($6.5M)
Total Portfolio	**1.00%**	**2.00%**	

(3) FAD capital expenditures exclude approximately $13 to $15 million related to HCP's share of FAD capital expenditures in unconsolidated JVs, which are included below in Other adjustments.

(4) HCP's Share of Unconsolidated JVs Cash NOI guidance consists of the following:

Joint Venture	HCP's Share of Cash NOI	Comments
RIDEA II JV	$8 - $12	Expected to sell mid-2018
CCRC JV	$56 - $59	
Other JVs	$12 - $13	
Total	**$76 - $84**	

(5) Base case assumes that proceeds from dispositions are used to repay approximately $1.5 billion of debt at a blended rate of approximately 4%. The remaining proceeds are assumed to be reinvested into a combination of capital expenditures and investments. Major disposition assumptions consist of the following:

Transaction	Timing(A)	Proceeds	2018 Cash Yield
Brookdale sales - 4 SHOP / 2 NNN	Closed	$275	7.4%(B)
U.K. JV(C)	Mid-Year	$425 - $450	6.5%
RIDEA II JV	Q2	$332	6.8%
Genentech PO	7/1/2018	$269	8.0%
BKD 3rd Party Transactions - SHOP / NNN	Mid-Year	$600 - $700	6.8% - 8.0%(D)

(A) Represents base case assumptions. Actual timing could fluctuate due to various factors.
(B) 6.5% cap rate based on trailing twelve month EBITDAR at time of announcement.
(C) Upon closing the JV our remaining equity investment is expected to be approximately $100 million, assuming the JV secures third party property level debt.
(D) 6.5% - 7.5% cap rate based on trailing twelve month EBITDAR and estimated proceeds at time of announcement.

46

47 Glossary Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/ tenant (not HCP) to meet the operator’s/tenant’s related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Cash Operating Expenses* Cash operating expenses represents property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense. Cash Rental and Operating Revenues* Cash rental and operating revenue represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees and the impact of deferred community fee income. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in our consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Development Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization to HCP. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from sales of depreciable property, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), losses (gains) upon consolidation and deconsolidation, casualty-related charges (recoveries) and foreign currency remeasurement losses (gains). EBITDA and Adjusted EBITDA include our pro rata share our unconsolidated JVs presented on the same basis. Enterprise Debt* Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Enterprise Gross Assets* Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

48 Glossary Financial Leverage* Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) held from our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD. Funds From Operations (“FFO”) and FFO as Adjusted* See the “Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FFO and FFO as adjusted. HCP’s Share of Unconsolidated JVs HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Healthcare Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment and Portfolio Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization; and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development. Enterprise Secured Debt* Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Entrance Fees Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and FFO, the non- refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities. Estimated / Actual Completion Date For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed. Facility EBITDA* EBITDA for a particular facility (not HCP), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. We receive periodic financial information from most borrowers regarding the performance under the loan agreement. We utilize Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to us. Facility EBITDA includes a management fee as specified in the borrower loan agreements with us. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by us. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (HCP as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

49 Glossary Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. Net Debt* Enterprise Debt less the carrying amount of cash and cash equivalents as reporting in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, and the impact of deferred community fee income and expense. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to- month leases, as of the end of the period reported. For senior housing triple-net facilities, post- acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP’s share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/ tenants and borrowers without independent verification by us. Penetration Rate Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Portfolio Income* Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs. Qualified Care Giver Qualified Care Giver represents a household consisting of individuals between 45 and 64 years of age with income of $100,000 or more. Qualified Care Giver % is the ratio of Qualified Care Givers to the total population, which provides an indication of senior housing demand due to the role adult children have in the senior housing selection process. Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Rental and Operating Revenues* Includes rental related revenues, tenant recoveries, resident fees and services and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR SHOP* The 3-month average Rental and Operating Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations. REVPOR Triple-net The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

50 Glossary Same Property Portfolio (“SPP”)* SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP). Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.

51 Debt Ratios Adjusted EBITDA and AdjustedFixed Charge Coverage Dollars in thousands Three Months Ended March 31, 2018 Net income $ 43,237 Interest expense 75,102 Income tax expense (benefit) (5,336) Depreciation and amortization 143,250 Other depreciation and amortization 1,296 HCP’s share of unconsolidated JVs: Interest expense 1,714 Income tax expense (benefit) 33 Depreciation and amortization 17,388 Other JV adjustments (295) EBITDA $ 276,389 Loss (gain) on sales of real estate, net (20,815) Loss (gain) upon consolidation, net 41,017 Transaction-related items 1,942 Other impairments (recoveries), net (3,298) Severance and related charges 8,738 Litigation costs (recoveries) 406 Foreign currency remeasurement losses (gains) 130 Adjusted EBITDA $ 304,509 ADJUSTED FIXED CHARGE COVERAGE Interest expense 75,102 HCP’s share of unconsolidated JV interest expense 1,714 Capitalized interest 3,578 Fixed Charges $ 80,394 Adjusted Fixed Charge Coverage 3.8x

52 Debt Ratios As of and for the quarter ended March 31, 2018, dollars in thousands ENTERPRISE DEBT AND NET DEBT March 31, 2018 Bank line of credit(1) $ 1,092,357 Term loan(2) 236,878 Senior unsecured notes 6,398,976 Mortgage debt 143,524 Other debt 93,856 Consolidated Debt $ 7,965,591 HCP's share of unconsolidated JV mortgage debt 173,586 HCP's share of unconsolidated JV other debt 177,423 Enterprise Debt $ 8,316,600 Cash and cash equivalents (86,021) HCP's share of unconsolidated JV cash and cash equivalents (37,974) Net Debt $ 8,192,605 (1) Includes £105 million translated into USD. (2) Represents £169 million translated into USD. (3) Represents the current quarter Adjusted EBITDA multiplied by a factor of four. FINANCIAL LEVERAGE March 31, 2018 Enterprise Debt $ 8,316,600 Enterprise Gross Assets 18,123,476 Financial Leverage 45.9% SECURED DEBT RATIO March 31, 2018 Mortgage debt $ 143,524 HCP's share of unconsolidated JV mortgage debt 173,586 Enterprise Secured Debt $ 317,110 Enterprise Gross Assets 18,123,476 Secured Debt Ratio 1.7% NET DEBT TO ADJUSTED EBITDA Three Months Ended March 31, 2018 Net Debt $ 8,192,605 Adjusted EBITDA(3) 1,218,036 Net Debt to Adjusted EBITDA 6.7x

53 COMPANY Information BOARD OF DIRECTORS BRIAN G. CARTWRIGHT Chairman of the Board, HCP, Inc. Former General Counsel U.S. Securities and Exchange Commission THOMAS M. HERZOG President and Chief Executive Officer, HCP, Inc. CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG R. KENT GRIFFIN, JR. Former President and Chief Operating Officer, BioMed Realty Trust, Inc. EXECUTIVE MANAGEMENT THOMAS M. HERZOG President and Chief Executive Officer SCOTT M. BRINKER Executive Vice President Chief Investment Officer THOMAS M. KLARITCH Executive Vice President Chief Operating Officer TROY E. MCHENRY Executive Vice President General Counsel and Corporate Secretary PETER A. SCOTT Executive Vice President Chief Financial Officer DAVID B. HENRY Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation LYDIA H. KENNARD President and Chief Executive Officer, KDG Construction Consulting PETER L. RHEIN Partner, Sarlot & Rhein JOSEPH P. SULLIVAN Chairman Emeritus, Board of Advisors, RAND Health; Former Chief Executive Officer, American Health Properties, Inc. KENDALL K. YOUNG Executive Vice President Senior Managing Director Senior Housing Properties SHAWN G. JOHNSTON Senior Vice President Chief Accounting Officer GLENN T. PRESTON Senior Vice President Senior Managing Director Medical Office Properties

54 Forward-Looking Statements & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) the Company’s pending or contemplated acquisitions, dispositions, transitions, development and redevelopment projects or other transactions, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, occupancy, yield, lease coverage ratios, total investment and return on investment, (ii) portfolio diversification and operator/tenant concentration on a pro forma basis, (iii) future new supply and demographics, and (iv) the Company’s 2018 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences, medical office buildings and hospitals, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties and the costs of associated property development; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with the Company’s investments in JVs and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions and other investments within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the potential impact on the Company Continued Hayden Boston, MA

55 and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on the Company’s tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.hcpi.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. Forward-Looking Statements & Risk Factors (continued) Hayden Boston, MA

56 CORPORATE HEADQUARTERS 1920 MAIN STREET, SUITE 1200 IRVINE, CA 92614 (949) 407-0700 SAN FRANCISCO OFFICE 950 TOWER LANE, SUITE 1650 FOSTER CITY, CA 94404 NASHVILLE OFFICE 3000 MERIDIAN BOULEVARD, SUITE 200 FRANKLIN, TN 37067